EXHIBIT  99.2

SinglePoint Inc. Corrects Previous Release Reports Second Quarter 2022 Results; Record Revenue Growth

Achieves $4.5 Million in Q2 revenue Compared to $400,000 in Q2 2021

SinglePoint Inc. (OTC:SING) (the “Company,” or “SING”), a solar energy and sustainable solutions provider, issues correction related to Gross Profit initially released in connection with the Company’s second quarter 2022 results.

Quarter Highlights

●    Record revenue of $4.5 million, up over 890% for the comparable period in 2021

●    Gross profit of $1.3 Million in the second quarter compared to $0.15 million for the comparable period in 2021

●    Boston Solar is Recognized as Top Contractor for 2022

●    BOX Pure Air is recognized as the preeminent provider of California EANS funding to improve IAQ in schools

●    Expecting multiple school orders to improve Indoor Air Quality (IAQ) for Q3 2022

Management Commentary

Wil Ralston, CEO of SinglePoint, Inc., said, “We are ecstatic with the execution of our entire team and the ensuing financial results. In our opinion, these stellar results validate everything our management, staff, and all our partners at each subsidiary have been working towards over the past year. The revenue growth is exceptional, and we expect to continue to see strong growth and further record revenues.”

Ralston continued, “Significantly, we want to point out these quarterly results are not representative of the full second quarter for Boston Solar as we closed this acquisition on April 21, 2022. On a full quarter basis, we would have recognized more than $5 Million in revenue for the quarter. We expect throughput at Boston Solar to increase throughout Q3, which means more installations completed and more revenue recorded. Boston Solar has already set records for new sales throughout the quarter. Combining with the expected orders for BOX Pure Air in Q3, we expect Q3 to be yet another major growth milestone for the Company. Our Companies are well positioned in their rapidly growing markets to accelerate the adoption of our services and meet the increased demand.”

Corporate Outlook

The Company’s focused growth strategy through acquisitions and internal organic measures has driven significant results. Management has continued confidence to meet its guidance for the year on a total annual revenue basis and expects Q3 to demonstrate continued growth. Diversifying products, services, and revenue streams have provided relief and protection against times when either political or macro-economic concerns have arisen. Staying focused on the Company’s core business units and creating a fully vertical integrated strategy increases investment returns for the Company and its shareholders. The quarter’s results are proof of our continued commitment to being focused and driving growth. The Company has not been immune to political or macro-economic factors, which have resulted in supply chain constraints and the complexities of dealing with government contracts. However, with the newly passed Inflation Reduction Act Bill and its generous tax credits for solar energy, we expect tailwinds to be in SinglePoint’s favor for years to come.

1

Upcoming Events

Sidoti – August 17th and 18th - SinglePoint Inc. to Present at Sidoti Micro-Cap Virtual Conference at 1 PM EDT, August 18 - The SinglePoint presentation can be accessed live at:

https://sidoti.zoom.us/webinar/register/WN_xWnkkIRRQJ6qR4H5u-qUmg

The presentation will be available for viewing 90 days following the event.

Free registration for investors is available at:

https://www.meetmax.com/sched/event_85147/conference_register.html?attendee_role_id=SIDOTI_INVESTOR

About SinglePoint Inc (OTCQB:SING)

SinglePoint is a solar energy and sustainable lifestyle Company currently in the solar energy and air purification markets. The Company's goal is to build the largest network of renewable energy solutions and modernize the traditional solar energy and energy storage business model. The Company continues executing its acquisition strategy and is exploring future growth opportunities in air purification, electric vehicle charging, solar as a subscription service, and additional energy efficiencies and appliances that enhance sustainability and healthier life.

For more information, visit the Company's websites

www.singlepoint.com, www.bostonsolar.us, and www.boxpureair.com.

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934 and are subject to the safe harbor created by those rules. All statements, besides statements of fact included in this release, including, without limitation, statements regarding revenue projections, financing opportunities, potential plans and objectives of the Company, anticipated growth, and future expansion, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.

Technical and other complications, which may arise, could prevent the prompt implementation of any strategically significant plan(s) outlined above. The Company undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

InvestorContact:

Tra-Digital IR

Investors@SinglePoint.com

(212) 389 - 9782 ext. 107

2